 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 1, 2019

MANHATTAN SCIENTIFICS, INC.

 (Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York, 10174

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

EXPLANATORY NOTE: THE SOLE PURPOSE FOR THE FILING OF THIS FORM 8-K/A AMENDING THE FORM 8-K INITIALLY FILED ON MAY 7, 2019 IS TO FILE THE EXHIBITS REFERENCED IN THE EXHIBIT INDEX BELOW UNDER ITEM 9.01.

Item 1.01 Entry Into a Material Definitive Agreement

On May 1, 2019, Manhattan Scientifics, Inc., a Delaware corporation (the “Company”), and Metallicum, Inc., a wholly-owned subsidiary of the Company, entered into an Overarching Agreement with a non-affiliated third party (“Third Party”), providing for an exclusive license by the Company of its ECAP technology to the Third Party for a term of 17 years unless terminated sooner, a sublicense by the Company to the Third Party of its rights under that certain Exclusive Field-of-Use Patent License Agreement dated January 5, 2009 entered with The Los Alamos National Laboratory for a term until the expiration of the last valid claim to expire of the patents pursuant to such agreement and the sale by the Company of three ECAP-C machines to the Third party. As part of the above license agreements, the Company will receive royalty payments, including minimum payments, based on a percentage of the Third Party’s sales.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
10.1	Form of Overarching Agreement between Manhattan Scientifics, Inc., Metallicum, Inc. and the Third Party dated May 1, 2019
10.2	Form of Exclusive Intellectual Property License and Royalty Agreement between Manhattan Scientifics, Inc. and the Third Party dated May 1, 2019
10.3	Form of Patent Sublicense Agreement between Manhattan Scientifics, Inc. and the Third Party dated May 1, 2019
10.4	Form of Agreement and Bill of Sale dated May 1, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: May 8, 2019	By:	/s/ Emmanuel Tsoupanarias
New York, New York	Name:	Emmanuel Tsoupanarias
	Title:	Chief Executive Officer

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